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                                                                      EXHIBIT 1


                        (COOPERS & LYBRAND LETTERHEAD)


January 29, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Giant Group, Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Coopers & Lybrand L.L.P.